CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 22, 2008, accompanying the financial statements of Insured Municipals Income Trust, Series 459, California Insured Municipals Income Trust, Series 202 and Florida Insured Municipals Income Trust, Series 138 (included in Van Kampen Focus Portfolios, Municipal Series 417) as of December 31, 2007, and for each of the three years in the period then ended and the financial highlights for the period from January 22, 2003 (date of deposit) through December 31, 2003 and for each of the four years in the period ended December 31, 2007, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-102405) and Prospectus.

   We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
April 22, 2008